Bob Rankin, CFO and COO

House of Taylor Jewelry

310-860-2660

Investor Relations: Leigh Parrish/Erica Pettit

Financial Dynamics

212-850-5651 / 212-850-5614

FOR IMMEDIATE RELEASE

HOUSE OF TAYLOR JEWELRY, INC. RECEIVES NASDAQ NOTIFICATION

The Company’s Common Stock Will Be Delisted From Trading on the Nasdaq Capital Market as of April 24, 2008 Due to Delay in Filing of its Annual Report and Delinquent Fees

WEST HOLLYWOOD, CA – April 18, 2008 – House of Taylor Jewelry, Inc. (NASDAQ: HOTJ) received a notice on April 17, 2008, from The Nasdaq Stock Market indicating that the Company is not in compliance with the filing requirement for continued listing set forth under Nasdaq Marketplace Rule 4310(c)(14)2 when the Company disclosed on April 16, 2008, in a Form 8-K that the filing of its annual report on Form 10-KSB for the fiscal year ended December 31, 2007, would be delayed beyond the 15 day grace period afforded under Form 12b-25 extension, which expired on April 15, 2008.

The Company also received a notice on April 16, 2008, from The Nasdaq Stock Market indicating that the Company is not in compliance with The Nasdaq Marketplace Rule 4310(c)(13), which states that “(t)he issuer shall pay the Nasdaq Issuer Quotation Fee described in the Rule 4500 Series,” because the Company has not paid its listing fees.

The Nasdaq Stock Market has notified the Company that based on its failure to pay the listing fees the trading of its common stock will be suspended at the opening of business on April 24, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company has previously announced that it received a notice on October 29, 2007, from The Nasdaq Stock Market (the “Nasdaq Notice”) indicating that the Company is not in compliance with the minimum bid price requirement for continued listing set forth under The Nasdaq Marketplace Rule 4320(e)(2)(E)(ii) (the “Minimum Bid Price Rule”).   According to the Nasdaq Notice, the Company had 180 calendar days, or until April 28, 2008, to regain compliance.  Since receiving notice, the bid price of the Company’s stock has not closed at $1.00 per share or more for a minimum of ten consecutive business days.  In addition, the Company does not currently meet The Nasdaq Capital Market initial listing criteria set forth in Marketplace Rule 4310(c) which would qualify the Company to be granted an additional 180 calendar day compliance period.

No assurance can be given that after delisting of the Company’s common stock from The Nasdaq Capital Market that the common stock will be able to trade on the Nasdaq Over The Counter Bulletin Board or on any other market.

About House of Taylor Jewelry, Inc.

House of Taylor Jewelry, Inc. is a Los Angeles-based international jewelry company whose principal shareholders include entities owned by Dame Elizabeth Taylor and Kathy Ireland, along with members of the Abramov family.  It serves fine jewelry retailers worldwide with diverse jewelry collections marketed under the brands Elizabeth®, House of Taylor Jewelry®, and Kathy Ireland Jewelry™ Exclusively for House of Taylor Jewelry.  More information on the company can be found at www.hotj.com.

Forward-Looking Statements

Certain statements included in this press release constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other factors that could cause actual results to differ materially from those set forth in the forward-looking statements include the availability of funding for current and future operations; a history of material operating losses; the ability of the company to comply with its secured debt covenants and other obligations; the acceptance of the company's branded products on-line or otherwise in the marketplace; the ability of the company to execute on its direct-to-consumer strategy; and the characteristics and pricing of the company's branded products as compared with competing products, as well as others discussed in House of Taylor Jewelry, Inc.'s filings with the Securities and Exchange Commission, including those set forth in the company’s recently filed Form 12b-25 that relates to the company’s delay in filing its annual report on Form 10-K. Failure by the company to file its annual report on Form 10-KSB for the fiscal year ended December 31, 2007 on a timely basis and Nasdaq delisting may cause further trading in the company’s securities to be illiquid.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. House of Taylor Jewelry, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.